THIRD AMENDMENT TO REVOLVING CREDIT NOTE AND
FOURTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT
THIS THIRD AMENDMENT TO REVOLVING CREDIT NOTE AND FOURTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT (this “Amendment”) is entered into as of October 7, 2020, by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (“Borrower”), and PINNACLE BANK, a Tennessee banking corporation (the “Lender”).
RECITALS:

A.Borrower issued to the order of Lender that certain $12,000,000.00 Revolving Credit Note dated July 31, 2017, as amended by that certain First Amendment to Revolving Credit Note and Second Amendment to Revolving Credit Loan Agreement dated October 17, 2018 whereby among other changes the principal amount thereof was increased to up to $20,000,000.00, and as amended by that certain Second Amendment to Revolving Credit Note and Third Amendment to Revolving Credit Loan Agreement dated May 10, 2019 (the “Note”).
B.Borrower and the Lender entered into that certain Revolving Credit Loan Agreement dated as of July 31, 2017, as amended by that certain First Amendment to Revolving Credit Loan Agreement dated August 14, 2018, as amended by that certain First Amendment to Revolving Credit Note and Second Amendment to Revolving Credit Loan Agreement dated October 17, 2018 (“Second Amendment to Loan Agreement”), and as amended by that certain Second Amendment to Revolving Credit Note and Third Amendment to Revolving Credit Loan Agreement dated May 10, 2019 (the “Loan Agreement”). Capitalized terms not otherwise defined therein have the same meaning as set forth in the Loan Agreement.

C.Borrower and the Lender desire to amend the Note and Loan Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.The maximum principal amount of the Note, as set forth in the upper right hand corner of the first page and within the first paragraph thereof, is hereby decreased by $5,000,000.00 to $15,000,000.00.
2.The fifth paragraph of the Note, regarding repayment, is hereby amended and restated as follows:
This Note shall be payable as follows: (a) commencing on October 1, 2020 and continuing on the 1st day of each consecutive month thereafter through and including September 1, 2022, the Borrower shall pay to the Lender and amount equal to all accrued and unpaid interest; and (b) this Note shall mature on October 1, 2022 (the “Maturity Date”), at which time Borrower shall pay to the Lender an amount equal to all outstanding principal, plus all accrued and unpaid interest and any other outstanding fees and expenses due and payable under the Loan Documents.

3.Borrower acknowledges that as of the date of this Amendment, the current “Applicable Margin,” as defined within the Note, is 275 basis points per annum. This Amendment does not contain any revisions to the current definition of Applicable Margin.

4.All references to the principal amount of the Note, and the Loan amount, set forth within the Loan Agreement are hereby amended and restated to mean $15,000,000.00, including without limitation the following: (i) the description of the Loan in Section 1.1 of the Loan Agreement; and (ii) the definition of “Note” set forth within Section 9.1 of the Loan Agreement.

5.Section 1.7 of the Loan Agreement is hereby amended and restated as follows:

1.7    Increase of Availability Under Note. Provided that no Default or Event of Default under the Note exists or is threatened, the Borrower, commencing October 1, 2020, may from time to time request in writing that the Lender increase the principal amount available under the Note by an aggregate principal amount of up to an additional $5,000,000.00; provided that the Lender in the exercise of its sole discretion shall determine whether it will or will not fund any requested increase. In connection with any request by the Borrower for an increase, the following shall apply:

a.each approved increase must be in a minimum amount of no less than $1,000,000.00;

b.no request for an increase shall be delivered to Lender less than ninety (90) days prior to the Maturity Date;

c.the Borrower’s request to the Lender for an increase shall be made in writing at least thirty (30) Business Days prior to the date the Borrower desires the requested increase to be funded and in connection with any such written request the Borrower shall submit:

i.the purpose for the increase,

ii.Borrower’s calculations, including pro-forma calculations, establishing to Lender’s satisfaction that none of the financial covenants set forth in the Loan Documents have been violated, nor will such be violated immediately after any approved funding, and

iii.Borrower’s certification that all representations and warranties contained in the Loan Documents are true and correct as of the date of the request, and that no Default or Events of Default under the Loan Documents exist or are threatened.

The Lender shall review the request by Borrower for an increase in funding, and the Lender, in the exercise of its sole discretion, shall determine whether to approve any request. In the event the Lender elects to fund any requested increase, Borrower shall:

(w)    cause the Lender to receive, at Borrower’s expense, satisfactory evidence that the lien and security interest against the Collateral remains a first perfected security interest in favor of Lender, subject to no encumbrance objectionable to Lender;

(x)    cause the Lender to receive all loan documentation required by Lender to evidence the increase, including without limitation, such loan documentation as required to insure that all guaranties and security agreements include the increase;

(y)    pay to Lender all costs and expenses incurred by Lender in connection with the increase, including, without limitation, indebtedness tax, UCC filing costs, and attorney fees; and

(z)    pay to Lender a loan fee equal to ten (10) basis points of the amount by which the Note is increased.

6.Section 6.11 of the Loan Agreement is hereby amended and restated as follows:

6.11     Dividends and Repurchase or Redemption of Stock. Borrower shall not be permitted to pay dividends or to repurchase or redeem shares of its stock or that of any Subsidiary except as follows: (i) Borrower may pay dividends and/or repurchase or redeem such stock in an aggregate amount not to exceed $4,000,000 from October 1, 2020 to the Maturity Date; and (ii) shares net settled for restricted share vesting up to $300,000 annually shall not count towards the limitation set forth in item (i).

7.Section 7.5 of the Loan Agreement is hereby amended and restated as follows:
7.6 Liquidity Cure. For a fifteen (15) day period after the occurrence of an Event of Default under Section 6.7 hereof (such Event of Default being deemed to have occurred on the date on which the Compliance Certificate for such period is required to be delivered pursuant to Section 5.1(c) hereof), Borrower may cure such Event of Default by depositing and maintaining on account with Lender a cash amount equal to all outstanding Indebtedness hereunder. Borrower may only exercise the liquidity cure described herein twice during the period from October 1, 2020 to the Maturity Date.

8.The definition of “EBITDA” set forth within Section 9.1 of the Loan Agreement is hereby amended to add the following sentence to the end of such definition: For purposes of calculating EBITDA, EBITDA shall only include EBITDA arising from a permitted Acquisition if Lender is provided with a quality of earnings report related to any such Acquisition reasonably acceptable to Lender.

9.The definition of “LIBOR” set forth within Section 9.1 of the Loan Agreement is hereby amended to add the following sentence to the end of such definition: Notwithstanding anything herein to the contrary, in no event shall LIBOR be less than 0.90% per annum.

10.The definition of “Maturity Date” set forth within Section 9.1 of the Loan Agreement is hereby amended and restated to mean October 1, 2022.

11.As a condition to the effectiveness of this Amendment, Borrower agrees to pay all fees and expenses set forth in the Closing Statement executed in connection with this Amendment.

12.The Note and Loan Agreement are not amended in any other respect.

13.Borrower reaffirms the terms and provisions of the Loan Documents and agrees that such terms and provisions are valid and binding, enforceable in accordance with its terms and provisions, subject to no defense, counterclaim, or objection.

[signatures commence on following page]

ENTERED INTO as of the date first written above.

BORROWER: CUMBERLAND PHARMACEUTICALS INC.
By:	/s/ A. J. Kazimi
A.J. Kazimi, Chief Executive Officer

LENDER: PINNACLE BANK
By:	/s/ Tim Bewley
Tim Bewley, Senior Vice Presiden

[Signature Page to Second Amendment to Revolving Credit Loan Note and
Third Amendment to Revolving Credit Loan Agreement]